Exhibit 99.1

FTI Consulting, Inc.
777 South Flagler Drive, Suite 1500
West Palm Beach, Florida 33401
(561) 515-1900

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT FD:
Jack Dunn, President & CEO	Investors: Gordon McCoun
(561) 515-1900	Media: Andy Maas
(212) 850-5600

FOR IMMEDIATE RELEASE

FTI CONSULTING, INC. REPORTS 2010 THIRD QUARTER RESULTS

• Third Quarter Revenues of $346 Million

• Adjusted EPS of $0.54

• Financing Activities Extend Maturities, Lower Interest Rate and Enhance Liquidity

West Palm Beach, FL, November 5, 2010 — FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today reported its financial results for the third quarter ended September 30, 2010.

For the third quarter, revenues were $346.1 million compared to $348.6 million in the prior year period. Earnings per diluted share (EPS) were $0.47 compared to $0.70 in the prior year period. Excluding the $0.07 EPS impact of debt extinguishment costs related to the refinancing of a portion of the Company’s long term debt, Adjusted EPS for the third quarter of 2010 was $0.54. Adjusted EBITDA was $65.0 million, or 18.8% of revenues, compared to $77.9 million, or 22.3% of revenues, in the prior year period. Adjusted EBITDA, Adjusted Segment EBITDA and Adjusted EPS (which appear in the accompanying tables) are non-GAAP measures and are described in further detail below.

For the quarter, the Company generated $73.9 million in cash from operations.

The Company strengthened its financial position through several related financing transactions consisting of:

•	A new $250 million, five-year revolving credit agreement that replaced the $175 million revolving credit agreement;

•	A private offering of $400 million aggregate principal amount of 6 3/4% senior notes due 2020; and

•

The retirement of $200 million aggregate principal amount of the Company’s outstanding 7 5/8% Senior Notes due 2013, $185 million of which was purchased as of September 30, 2010 and the balance was redeemed November 1, 2010.

Including the net proceeds from the financing transactions, the Company had $331 million of cash and cash equivalents as of September 30, 2010. During the third quarter of 2010, the Company repurchased 762,359 shares of its common stock for a total purchase price of approximately $26.1 million.

Commenting on these results, Jack Dunn, President and Chief Executive Officer of the Company, said, “Results for the quarter saw three of our segments grow; one was flat and one experienced a significant decline. Forensic and Litigation Consulting grew 11.9% based on the continuation of major cases plus several new FCPA cases, strong investigatory due diligence activities in Asia and Latin America and disputes arising out of the financial crisis and mortgage backed securities. Technology grew 10.4% based on increased volumes in document hosting, revenues from our new AcuityTM offering and increased activity in the U.K. and Australia. Strategic Communications grew 5.8%, with both retained and project based work performing well. While the quarter for Economic Consulting was basically flat reflecting a continued dearth of antitrust and M&A work, the segment remains up 11.5% for the nine months compared to a year ago period. Corporate Finance continued to decline from cyclically high results last year and was down 14.1%.

“Our international strategy was advanced meaningfully in the quarter with the acquisition in Asia of a prominent provider of corporate finance, restructuring, turnaround, corporate advisory and recovery services. Hong Kong is now one of our largest offices.”

Third Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment decreased 14.1% to $109.7 million from $127.8 million in the third quarter of the prior year. Adjusted Segment EBITDA was $26.7 million, or 24.3% of segment revenues, compared with $43.6 million, or 34.1% of segment revenues, in the prior year quarter. The year-over-year decline was due to lower demand for restructuring services resulting from the improvement in high yield markets and the economy. The segment’s results benefited from the acquisition in August of its Asia practice, growth in commercial real estate consulting and new operations in Germany and Spain. Adjusted Segment EBITDA margins declined from the prior year due to lower revenues.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 11.9% to a record $84.0 million from $75.1 million in the third quarter of the prior year. Adjusted Segment EBITDA was $20.2 million, or 24.0% of segment revenues, compared to $18.6 million, or 24.7% of segment revenues, in the prior year’s third quarter. Segment growth came from increased activity in litigation and corporate investigations, continued growth in services to regulated industries, notably healthcare and pharmaceuticals, and growth in the Ibero-American and Asian investigations practices.

Economic Consulting

Revenues in the Economic Consulting segment were $59.4 million compared to $59.6 million in the third quarter of the prior year. Adjusted Segment EBITDA was $11.9 million, or 20.1% of segment revenues, compared to $14.0 million, or 23.4% of segment revenues, in the prior year quarter. Continued growth in the segment’s European operations and the financial economics practice were offset by lower demand in antitrust and mergers and acquisition (M&A) activity. Adjusted Segment EBITDA declined compared to the margin levels in the same prior year quarter due to lower utilization.

Technology

Revenues in the Technology segment increased 10.4% to $42.7 million from $38.7 million in the third quarter of the prior year. Adjusted Segment EBITDA increased 20.5% to $13.9 million, or 32.6% of segment revenues, compared to $11.5 million, or 29.8% of segment revenues, in the prior year quarter. Revenue performance in the quarter reflected the contribution from two large cases, increased litigation activity, growth in investigation matters, and the continued success of the segment’s Acuity™ offering, and continued low levels of contribution from M&A ‘Second Request’ projects. Adjusted Segment EBITDA margins improved from the prior year quarter due to the higher revenues.

Strategic Communications

Revenues in the Strategic Communications segment increased 5.8% to $50.2 million from $47.5 million in the third quarter of the prior year. Adjusted Segment EBITDA was $7.2 million, or 14.4% of segment revenues, compared to $6.6 million, or 13.8% of segment revenues, in the prior year quarter. The segment experienced growth in project-based work despite the continued slow environment for discretionary corporate spending and capital markets-related activity. The segment also experienced the fourth consecutive quarter of net annualized retainer wins. Adjusted Segment EBITDA margins improved compared to the prior year quarter due to higher revenues.

Third Quarter Conference Call

FTI will hold a conference call for analysts and investors to discuss third quarter financial results at 9:00 AM Eastern Time on Friday, November 5, 2010. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website, www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,500 employees located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measure

Note: We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. We define Adjusted Segment EBITDA as the segment’s share of consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. We define Adjusted earnings per diluted share (Adjusted EPS) as earnings per diluted share excluding the per share impact of the special charges and debt extinguishment costs that were incurred in that year. Although Adjusted EBITDA, Adjusted Segment EBITDA and Adjusted EPS are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments.

Adjusted EBITDA, Adjusted Segment EBITDA and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. Reconciliations of operating profit to Adjusted EBITDA, segment operating profit to Adjusted Segment EBITDA and EPS to Adjusted EPS are included in the accompanying tables to today’s press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved or that actual results will not differ from expectations. The Company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this will occur from time to time in the future. The Company’s actual results may differ from our expectations. Further, preliminary results are subject to normal year-end adjustments. Other factors that could cause such differences include adverse financial and real estate market and general economic conditions, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(in thousands, except per share data)

	Nine Months Ended
	September 30,
	2010	2009
	(unaudited)
Revenues	$1,045,213	$1,057,008

Operating expenses
Direct cost of revenues	610,586	579,797
Selling, general and administrative expense	252,399	262,571
Special charges	30,245	—
Amortization of other intangible assets	18,229	18,370

	911,459	860,738

Operating income	133,754	196,270

Other income (expense)
Interest income and other	4,740	6,335
Interest expense	(34,600)	(33,477)
Loss on early extinguishment of debt	(5,161)	—

	(35,021)	(27,142)

Income before income tax provision	98,733	169,128

Income tax provision	37,519	62,675

Net income	$61,214	$106,453

Earnings per common share - basic	$1.34	$2.11

Weighted average common shares outstanding - basic	45,708	50,419

Earnings per common share - diluted	$1.28	$1.99

Weighted average common shares outstanding - diluted	47,726	53,584

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED September 30, 2010 AND 2009

(in thousands, except per share data)

	Three Months Ended
	September 30,
	2010	2009
	(unaudited)
Revenues	$346,140	$348,637

Operating expenses
Direct cost of revenues	204,095	193,204
Selling, general and administrative expense	85,796	84,976
Amortization of other intangible assets	6,286	6,171

	296,177	284,351

Operating income	49,963	64,286

Other income (expense)
Interest income and other	2,527	3,330
Interest expense	(11,904)	(11,434)
Loss on early extinguishment of debt	(5,161)	—

	(14,538)	(8,104)

Income before income tax provision	35,425	56,182

Income tax provision	13,462	18,626

Net income	$21,963	$37,556

Earnings per common share - basic	$0.48	$0.74

Weighted average common shares outstanding - basic	45,471	50,696

Earnings per common share - diluted	$0.47	$0.70

Weighted average common shares outstanding - diluted	46,808	53,896

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(unaudited)

	Revenues	Adjusted EBITDA (1)	Margin	Utilization (2)	Average Billable Rate (2)	Revenue- Generating Headcount
	(in thousands)
Three Months Ended September 30, 2010
Corporate Finance/Restructuring	$109,736	$26,708	24.3%	71%	$421	740
Forensic and Litigation Consulting (3) (4)	84,023	20,189	24.0%	69%	$338	799
Economic Consulting	59,417	11,932	20.1%	70%	$481	292
Technology (3)	42,721	13,908	32.6%	N/M	N/M	248
Strategic Communications	50,243	7,223	14.4%	N/M	N/M	579

	$346,140	79,960	23.1%	N/M	N/M	2,658

Corporate		(14,934)

Adjusted EBITDA (1)		$65,026	18.8%

Nine Months Ended September 30, 2010
Corporate Finance/Restructuring	$338,298	$87,404	25.8%	70%	$440	740
Forensic and Litigation Consulting (3) (4)	243,455	59,319	24.4%	72%	$327	799
Economic Consulting	191,276	36,905	19.3%	78%	$472	292
Technology (3)	128,885	47,026	36.5%	N/M	N/M	248
Strategic Communications	143,299	21,600	15.1%	N/M	N/M	579

	$1,045,213	252,254	24.1%	N/M	N/M	2,658

Corporate		(45,888)

Adjusted EBITDA (1)		$206,366	19.7%

Three Months Ended September 30, 2009
Corporate Finance/Restructuring	$127,808	$43,584	34.1%	68%	$455	776
Forensic and Litigation Consulting (3) (4)	75,055	18,550	24.7%	76%	$310	745
Economic Consulting	59,588	13,957	23.4%	73%	$460	302
Technology (3)	38,693	11,547	29.8%	N/M	N/M	261
Strategic Communications	47,493	6,557	13.8%	N/M	N/M	547

	$348,637	94,195	27.0%	N/M	N/M	2,631

Corporate		(16,324)

Adjusted EBITDA (1)		$77,871	22.3%

Nine Months Ended September 30, 2009
Corporate Finance/Restructuring	$389,320	$131,750	33.8%	76%	$436	776
Forensic and Litigation Consulting (3) (4)	229,775	61,347	26.7%	78%	$317	745
Economic Consulting	171,547	34,621	20.2%	75%	$457	302
Technology (3)	131,552	43,831	33.3%	N/M	N/M	261
Strategic Communications	134,814	18,232	13.5%	N/M	N/M	547

	$1,057,008	289,781	27.4%	N/M	N/M	2,631

Corporate		(53,368)

Adjusted EBITDA (1)		$236,413	22.4%

(1) We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. Although Adjusted EBITDA, and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. See also our reconciliation of non-GAAP financial measures.

(2) The majority of the Technology and Strategic Communications segments’ revenues are not generated on an hourly basis. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

(3) Effective January 1, 2010, we implemented a change in our organizational structure that resulted in the movement of our Financial and Enterprise Data Analytics subpractice from our Technology segment to our Forensic and Litigation Consulting segment. This change has been reflected in our segment reporting for all periods presented.

(4) 2010 utilization and average billable rate calculations for our Forensic and Litigation Consulting segment include information related to non-domestic operations that was not available in 2009.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income	$21,963	$37,556	$61,214	$106,453

Add back: Special charges, net of tax	—	—	18,069	—
Add back: Loss on early extinguishment of debt, net of tax	3,200	—	3,200	—

Adjusted net income(1)	$25,163	$37,556	$82,483	$106,453

Earnings per common share - diluted	$0.47	$0.70	$1.28	$1.99

Adjusted earnings per common share - diluted(1)	$0.54	$0.70	$1.73	$1.99

Weighted average number of common shares outstanding - diluted	46,808	53,896	47,726	53,584

(1) We define adjusted net income and adjusted earnings per diluted share as net income and earnings per diluted share, respectively, excluding the impact of the special charges and loss on early extinguishment of debt that were incurred in that period, and their related income tax effects.

RECONCILIATION OF OPERATING INCOME AND NET INCOME TO EARNINGS BEFORE

INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

(in thousands)

(unaudited)

	Corporate Finance / Restructuring	Forensic and Litigation Consulting (2)	Economic Consulting	Technology (2)	Strategic Communications	Corp HQ	Total
Three Months Ended September 30, 2010

Net income							$21,963
Interest income and other							(2,527)
Interest expense							11,904
Loss on early extinguishment of debt							5,161
Income tax provision							13,462

Operating income	$23,938	$18,420	$11,077	$7,634	$5,129	$(16,235)	$49,963
Depreciation and amortization	875	800	555	4,442	804	1,301	8,777
Amortization of other intangible assets	1,895	969	300	1,832	1,290	—	6,286

Adjusted EBITDA (1)	$26,708	$20,189	$11,932	$13,908	$7,223	$(14,934)	$65,026

Nine Months Ended September 30, 2010

Net income							$61,214
Interest income and other							(4,740)
Interest expense							34,600
Loss on early extinguishment of debt							5,161
Income tax provision							37,519

Operating income	$73,149	$48,357	$27,302	$25,927	$14,026	$(55,007)	$133,754
Depreciation and amortization	2,796	2,472	1,869	10,525	2,452	4,024	24,138
Amortization of other intangible assets	4,870	2,930	920	5,647	3,862	—	18,229
Special charges	6,589	5,560	6,814	4,927	1,260	5,095	30,245

Adjusted EBITDA (1)	$87,404	$59,319	$36,905	$47,026	$21,600	$(45,888)	$206,366

Three Months Ended September 30, 2009

Net income							$37,556
Interest income and other							(3,330)
Interest expense							11,434
Income tax provision							18,626

Operating income	$41,058	$17,230	$12,925	$6,605	$4,267	$(17,799)	$64,286
Depreciation and amortization	934	691	481	2,884	949	1,475	7,414
Amortization of other intangible assets	1,592	629	551	2,058	1,341	—	6,171

Adjusted EBITDA (1)	$43,584	$18,550	$13,957	$11,547	$6,557	$(16,324)	$77,871

Nine Months Ended September 30, 2009

Net income							$106,453
Interest income and other							(6,335)
Interest expense							33,477
Income tax provision							62,675

Operating income	$124,475	$57,399	$31,665	$29,055	$11,885	$(58,209)	$196,270
Depreciation and amortization	2,513	2,022	1,308	8,590	2,499	4,591	21,523
Amortization of other intangible assets	4,762	1,926	1,648	6,186	3,848	—	18,370
Non-operating litigation settlements	—	—	—	—	—	250	250

Adjusted EBITDA (1)	$131,750	$61,347	$34,621	$43,831	$18,232	$(53,368)	$236,413

(1) We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. Although Adjusted EBITDA, and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. See also our reconciliation of non-GAAP financial measures.

(2) Effective January 1, 2010, we implemented a change in our organizational structure that resulted in the movement of our Financial and Enterprise Data Analytics subpractice from our Technology segment to our Forensic and Litigation Consulting segment. This change has been reflected in our segment reporting for all periods.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED September 30, 2010 and 2009

(in thousands)

	Nine Months Ended
	September 30,
	2010	2009
	(unaudited)
Operating activities
Net income	$61,214	$106,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,138	21,523
Amortization of other intangible assets	18,229	18,370
Provision for doubtful accounts	7,179	15,040
Non-cash share-based compensation	19,837	18,439
Excess tax benefits from share-based compensation	(761)	(3,647)
Non-cash interest expense	10,132	5,449
Other	633	(1,801)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(34,845)	(30,120)
Notes receivable	(21,685)	(19,638)
Prepaid expenses and other assets	1,994	3,451
Accounts payable, accrued expenses and other	9,120	(16,218)
Income taxes	9,041	30,761
Accrued compensation	(4,188)	18,017
Billings in excess of services provided	(4,172)	(2,535)

Net cash provided by operating activities	95,866	163,544

Investing activities
Payments for acquisition of businesses, including contingent payments, net of cash received	(60,273)	(38,152)
Purchases of property and equipment	(14,833)	(17,975)
Purchases of short-term investments	—	(35,717)
Proceeds from maturity of short-term investment	15,000	—
Other	(467)	303

Net cash used in investing activities	(60,573)	(91,541)

Financing activities
Borrowings under revolving line of credit	20,000	—
Payments of revolving line of credit	(20,000)	—
Payments of long-term debt and capital lease obligations	(190,452)	(13,459)
Issuance of debt securities	391,647	—
Payments of debt financing fees	(2,843)	—
Cash received for settlement of interest rate swaps	—	2,288
Purchase and retirement of common stock	(26,138)	—
Net issuance of common stock under equity compensation plans	4,604	15,671
Excess of tax benefits from share-based compensation	761	3,647
Other	442	(4)

Net cash provided by financing activities	178,021	8,143

Effect of exchange rate changes on cash and cash equivalents	(1,004)	5,981

Net increase in cash and cash equivalents	212,310	86,127
Cash and cash equivalents, beginning of period	118,872	191,842

Cash and cash equivalents, end of period	$331,182	$277,969

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF September 30, 2010 AND DECEMBER 31, 2009

(in thousands, except per share amounts)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$331,182	$118,872
Restricted cash	8,632	—
Accounts receivable:
Billed receivables	263,374	241,911
Unbilled receivables	148,248	104,959
Allowance for doubtful accounts and unbilled services	(65,306)	(59,328)

Accounts receivable, net	346,316	287,542
Current portion of notes receivable	27,267	20,853
Prepaid expenses and other current assets	27,979	45,157
Income taxes receivable	21,138	7,015
Deferred income taxes	4,657	20,476

Total current assets	767,171	499,915

Property and equipment, net of accumulated depreciation	74,020	80,678
Goodwill	1,253,798	1,195,949
Other intangible assets, net of amortization	164,896	175,962
Notes receivable, net of current portion	84,826	69,213
Other assets	58,832	55,621

Total assets	$2,403,543	$2,077,338

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$69,423	$81,193
Accrued compensation	128,580	152,807
Current portion of long-term debt and capital lease obligations	166,309	138,101
Billings in excess of services provided	29,907	34,101

Total current liabilities	394,219	406,202

Long-term debt and capital lease obligations, net of current portion	644,376	417,397
Deferred income taxes	117,328	95,704
Other liabilities	79,331	53,821

Total liabilities	1,235,254	973,124

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 46,427 (2010) and 46,985 (2009)	464	470
Additional paid-in capital	539,631	535,754
Retained earnings	676,743	615,529
Accumulated other comprehensive loss	(48,549)	(47,539)

Total stockholders’ equity	1,168,289	1,104,214

Total liabilities and stockholders’ equity	$2,403,543	$2,077,338